EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In  connection  with the quarterly report of Avitar,  Inc. (the  "Company") on Form10-QSB/A for the period ending December 31, 2007 as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"),  I, Jay C. Leatherman,  Jr., Chief Financial  Officer of the Company  certify,  pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, to my knowledge, that:

     (1) The Report fully  complies  with the  requirements  of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the Company.

Date: February 14, 2008

                                                                           /s/ Jay C. Leatherman, Jr.
                                                                           -------------------------
                                                                           Jay C. Leatherman, Jr.
                                                                           Chief Financial Officer (Principal Financial
                                                                           and Accounting Officer), Secretary